[MULTIPLIER]   1,000
Part II.  Other information,   Item 6a.
Exhibit 11.1
                                  EXHIBIT 11.1

                           HMT TECHNOLOGY CORPORATION

             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)
                                  (Unaudited)

                                         Three Months Ended
                                            June 30,
                                        -------------------
                                          1998      1997
                                        --------- ---------
Basic:
Weighted average shares outstanding
  for the period ......................   43,415    41,135
                                        --------- ---------
Shares used in computing per
  share amounts .......................   43,415    41,135
                                        ========= =========
Net income available for common
  stockholders ........................    1,092    15,369
                                        ========= =========
Net income available for common
  stockholders per share ..............    $0.03     $0.37
                                        ========= =========
Diluted(1):
Weighted average shares outstanding
  for the period ......................   43,415    41,135
Net effect of dilutive stock options
  based on the treasury stock method
  using average market price ..........       --     2,989
Assumed conversion of 5 3/4%
  convertible subordinated notes ......       --     9,684
                                        --------- ---------
Shares used in computing per share
  amounts .............................   43,415    53,808
                                        ========= =========
Net income available for common
  stockholders ........................    1,092    15,369

Add 5 3/4% convertible subordinated
  note interest, net of interest
  capitalized and income tax effect ...       --     1,389
                                        --------- ---------
Net income available for common
  stockholders ........................   $1,092   $16,758
                                        ========= =========
Net income available for common
  stockholders per share ..............    $0.03     $0.31
                                        ========= =========

(1) Diluted EPS for the three months ended June 30, 1998 does not assume conversion of the Company's 5 3/4% convertible subordinated notes, as the effect would be anti-dilutive.
